LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Brian J. Riley, Evan J. Kasowitz, and Nathaniel D. DeRose as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Global Indemnity Group, LLC, a company incorporated under the laws of Delaware (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

Further, know all by these presents, that the undersigned hereby makes, constitutes and appoints Nathaniel D. DeRose and April A. Rubedor as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to serve as the account administrators to manage the undersigned's EDGAR account on EDGAR on the undersigned's behalf. In such capacity as account administrators, Nathaniel D. DeRose is authorized to sign any Form ID and Nathaniel D. DeRose and April A. Rubedor are authorized to submit any Form ID to the Securities and Exchange Commission on the undersigned's behalf.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;
(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
(3) neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27TH day of AUGUST, 2025.

[signature]
Signature

Fred E. Karlinsky
Print Name

STATE OF New York

COUNTY OF New York

On this 27th day of August, 2025, Fred E. Karlinsky personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Martial Bonhomme
Notary Public

August 7, 2026
My Commission Expires:

Notary Public State of New York
Martial Bonhomme
No: 01B06150679
Qualified in New York County
Commission Expires August 7, 2026